SECURITIES AND EXCHANGE COMMISSION

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                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            Speedhaul Holdings, Inc.
              (Exact Name of Small Business Issuer in its Charter)


        NEW JERSEY                   ( )                       22-3719165
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                              Classification Code)

                               7 BAYHILL BOULEVARD
                                MONROE, NJ 08831
                                  (201)259-6910
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                  ANDREW NORINS
                               7 BAYHILL BOULEVARD
                                MONROE, NJ 08831
                                  (201)259-6910
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             195 ROUTE 9 , SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 417 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE


                                                  Amount to be    Proposed Maximum  Proposed Maximum
                                                  Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                            Offering Price  Offering Price                       Registration fee
securities to be Registered                                       per share
Common Stock of par value $.0001 per share         211,300           $0.25           $52,825           $6.22

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER   , 2004

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS
                            SPEEDHAUL HOLDINGS, INC.
                                 211,300 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 211,300 shares of our common stock can be sold by selling security holders at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree to risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




The Date Of This Prospectus Is: December  , 2004

                                TABLE OF CONTENTS


                                                                           PAGE
Summary

Risk Factors .................................................................1

Use of Proceeds ..............................................................3

Determination of Offering Price ..............................................3

Dilution .....................................................................4

Selling Shareholders .........................................................4

Plan of Distribution .........................................................6

Legal Proceedings ............................................................6

Directors, Executive Officers, Promoters and Control Persons .................7

Security Ownership of Certain Beneficial Owners and Management ...............7

Description of Securities Interests of Named Experts and Counsel .............8

Disclosure of Commission Position of Indemnification for .....................9
 Securities Act Liabilities

Organization Within Last Five Years ..........................................9

Description of Business ......................................................9

Plan of Operation ...........................................................11

Description of Property .....................................................13

Certain Relationships and Related Transactions ..............................13

Market for Common Equity and Related Stockholder Matters ....................13

Executive Compensation ......................................................14

Available Information .......................................................15

Index to Financial Statements ...............................................F


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                                ABOUT OUR COMPANY

We were incorporated on March 31, 2000 under the laws of the State of New Jersey as Segway III Corp. as a blank check company to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On December 21, 2004, we acquired all of the shares of Speedhaul, Inc., a New Jersey corporation, from Andrew Norins, the sole Speedhaul, Inc. shareholder, in consideration for the issuance of 20,000,000 shares of our common stock to Mr. Norins pursuant to a Stock Purchase Agreement and Share Exchange between Speedhaul and us. Pursuant to the Agreement, Speedhaul became our wholly owned subsidiary and we filed Articles of Amendment with the State of New Jersey changing our name to Speedhaul Holdings, Inc. Until this merger, our activities had been limited to actions related to our organization and we conducted virtually no business operations. Now our principle line of business is providing a posting and searching services for the freight trucking industry. Our principal offices are located at 7 Bayhill Blvd., Monroe New Jersey 08831. We are not a blank check company as defined in Rule 419 since we have conducted operating activities and have taken affirmative steps in the operation of our business activities. We currently have no intention to merge with another entity either inside or outside of our industry.

Our subsidiary, SpeedHaul, Inc., is an Internet subscription based load and equipment posting and searching service for the freight trucking business. We intend to commence offering our services in January 2005. Our strategy is directed toward the satisfaction of our customer's needs through integrated internet based technology for the trucking industry that quickly and easily allows shippers, carriers, and brokers to post and search load and equipment listings throughout the United States and Canada, 24 hours a day, 7 days a week.

We will use the Internet as a platform for marketing and distributing our products and services. Our domain name is www.SpeedHaul.com and our website recently became operational as of December 2004. We expect that revenues will be collected from charges imposed on subscribers when they register as authorized users of our service commencing January 2005.

Some of the information on our website is provided through links to other websites and therefore is not proprietary to us. There is no cost to us for maintaining these links. Visitors to our website may utilize services that are provided or fulfilled from outsourced companies from the links provided to visitors of www.SpeedHaul.com.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to us and not to the selling stockholders.

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our business operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We have a limited operating history that you can use to evaluate us and therefore we may not survive if we meet some of the problems, expenses, difficulties, complications and delays frequently encountered by a start up company.

We were incorporated in March 2000 as a blank check company and on December 21, 2004 we merged with Speedhaul, Inc. which was incorporated on June 30, 2004. To date, we have not undertaken any significant operations. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base and expanding our online travel related services to traditional retail venues.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

If we are unable to generate significant revenues from our operations, we may be unable to expand our services and may be forced to cease operations.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to increase the number of destinations featured on our site and our products offered. Ultimately the expansion of our products and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

If we are unable to establish a large user base we may have difficulty attracting advertisers to our web site, which may affect our ability to expand our business operations and product line.

An integral part of our business plan and marketing strategy requires us to establish a large user base. Once we are able to establish a large user base and a demand for our services, we may be able to attract advertisers to our web site and possibly begin to generate advertising revenues. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

Andrew Norins does not have any experience in the creation, design, and maintenance of an on-line business and therefore may not be able to properly manage an on-line business.

Andrew Norins, our sole officer and director, does not have any experience in the creation, design, and maintenance of an on-line business. For the last five years, Mr. Norins has worked in various positions at companies which did not provide extensive on-line business. Therefore, Mr. Norins may not have the knowledge or experience to properly manage and operate this internet company. His lack of experience in this industry may not allow us to take full advantage of the opportunities presented to us as an internet company. In addition, he may not be fully aware of the risks of a online or development stage business.
This lack of expertise may cause us to fail in our business plan.

If We Are Unable To Hire And Retain Key Personnel, Then We May Not Be Able To Implement Our Business Plan.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. At the present time, Mr. Norins devotes approximately 10 hours per week to the business affairs of the company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

Andrew Norins' Control May Prevent You from Causing a Change in the Course of Our Operations and May Affect the Market Price of Our Common Stock.

Andrew Norins beneficially owns approximately 90% of our common stock. Accordingly, for as long as Mr. Norins continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

You May Not Be Able to Liquidate Your Investment Since There Is No Assurance That a Public Market Will Develop for Our Common Stock or That Our Common Stock Will Ever Be Approved for Trading on a Recognized Exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in September 2004.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 211,300 shares of our common stock held by 44 shareholders. Such shareholders include the holders of the share sold in our Regulation D Rule 506 offering which was completed in September 2004; such shareholders also include Andrew Norins who received his shares pursuant to the share exchange with Speedhaul; and Gregg Jaclin and Richard Anslow who were our original shareholders. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 30, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder           Shares of common    common            Shares of common stock
                                     Stock owned prior    stock to be        owned after offering
                                       to offering(1)     sold (1)          Number           Percent
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Richard Anslow                            2000000          50000          1950000             8.74%
Carlos Chavevri                              3000           3000                0                0
Amod Choudhary                               2000           2000                0                0
Scott Burttet                                1000           1000                0                0
Lisa Cohen                                    400            400                0                0
Scott Costin                                 2500           2500                0                0
Richard Conti                                1400           1400                0                0
Jenny Lynn Crossman                          2000           2000                0                0
Patricia Ferrara                             1000           1000                0                0
Lester Glaser                                1000           1000                0                0
Richard Glaser                               1000           1000                0                0
Sally Glaser                                 1000           1000                0                0
Inge Goldstein                                800            800                0                0
Alvin Goldstein                              4000           4000                0                0
Robert Gordon                                2600           2600                0                0
Dr. Frank Greenberg                          1000           1000                0                0
Kenneth Greenberg                            5000           5000                0                0
Gregg E. Jaclin                            250000          50000          200,000                *
Robert Jaclin                                1000           1000                0                0
Lorin Jaffe                                  1000           1000                0                0
Magda Jimenez                                 800            800                0                0
Kessler Business Associates (1)              1400           1400                0                0
Joseph and Dianne Kocienda                   1000           1000                0                0
Mark Kulkowitz                                400            400                0                0
Alex Lichtman                                2500           2500                0                0
Max Lichmtan                                 2500           2500                0                0
Harris Millman                               1000           1000                0                0
James Neebling                               2000           2000                0                0
Andrew Norins                            20000000          50000         19500000            87.41%
Brett Pessel                                 1400           1400                0                0
April Rauschman                              2000           2000                0                0
Robert Ramirez                               1400           1400                0                0
Scott Rhodes                                  800            800                0                0
Victor Rones                                 1000           1000                0                0
Paul Roseman                                 1000           1000                0                0
Shirley Ryan                                 1000           1000                0                0
Scott Schiffman                              1000           1000                0                0
Kenneth Speigeland                           2000           2000                0                0
Neal Studd                                    400            400                0                0
Janice Thorn                                 1000           1000                0                0
Verse Thompson                               1000           1000                0                0
TP Electronic Filings (2)                    1200           1200                0                0
Kirk T. Trauger                              2000           2000                0                0
Kristina L. Trauger                           800            800                0                0

*   Less than one (1%) percent

(1) Jack Kessler is a representative of Kessler Business Associates and has investment control of our shares owned by Kessler Business Associates.

(2) Tammy Plevretes is a representative of TP Electronic Filings and has investment control of our shares owned by TP Electronic Filings.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.25 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $5,000.

                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of December 30, 2004 are as follows:


NAME                        AGE        POSITION
----                        ---        -------------------------------
Andrew Norins               34         President, CEO, CFO and
                                       Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Below is a brief biography of Mr. Norins:

Andrew Norins has been our President, CEO, CFO and Chairman of our Board of Directors since December 21, 2004. Mr. Norins has been the Director of Operations and the head of the Customer Service Department for Chopper Logistics in Montville, New Jersey since November 2001. Chopper Logistics is a $40,000,000 regional dedicated carrier which has been in business for over 30 years and specializes in the automotive industry. In his capacity as Director of Operations he supervises the company's dispatching and deliveries as well as handling the duties of payroll controller. In addition, as the dead of Customer Service his responsibilities include assisting the company in its customer relations and scheduling.

From January 2000 to November 2001, Mr.Norins was the President of Westridge Enterprises, company that owned and operated a nightclub located in Greensboro, North Carolina. As the President of the company and manager of the nightclub, Mr. Norins supervised all of the day to day operations of this company as well as the payroll and bookkeeping. Prior to such time, he was employed as Logistics Center Supervisor at Penske Logistics in Garfield, New Jersey from June 1994 until December 1999. His responsibilities in such position included the handling of customer relations, payroll manager and supervising dispatchers, clerks and drivers. Mr. Norins received a Bachelor of Science from the University of Delaware in 1992 with a Minor in Business Administration.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of December 30, 2004 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                      Name and Address          Amount and Nature      Percent
Title of Class        of Beneficial Owner       of Beneficial Owner    of Class
--------------        -------------------       -------------------   --------

Common Stock          Andrew Norins                     20,000,000     89.60%
                      7 Bayhill Blvd.
                      Monroe, NJ 08831

Common Stock          Richard Anslow
                      195 Route 9 South
                      Manalapan, NJ 07726                2,000,000      8.96%


Officers and Directors                                  20,000,000     89.60%
As a Group (1)

The percent of class is based on 22,311,300 shares of common stock issued and outstanding as of December 30, 2004.

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $ 0.0001 per share and 10,000,000 shares of preferred stock at a par value of $ 0.0001 per share.



Common and Preferred Stock

As of December 30, 2004, 22,211,300 shares of common stock are issued and outstanding and held by shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company has also authorized 10,000,000 shares of preferred stock at a par value of $0.0001, none of which have been issued.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine.
The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Richard I. Anslow and Gregg E. Jaclin, principals of Anslow & Jaclin, LLP are also our shareholders.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the New Jersey Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in November in the State of New Jersey under the name Segway III on March 31, 2000. Our wholly-owned subsidiary, Speedhaul Inc. was incorporated in the State of New Jersey on June 30, 2004. On December 21, 2004, pursuant to a Stock Purchase Agreement and Share Exchange between Speedhaul, Inc. and us, we acquired all of the shares of Speedhaul Inc. from Andrew Norins, the sole Speedhaul shareholder in consideration for the issuance of 20,000,000 shares of our common stock to Mr. Norins. Pursuant to the Agreement, Speedhaul became our wholly owned subsidiary and we changed our name to Speedhaul Holdings, Inc. The purpose for this merger with Speedhaul was to acquire an operating company which we believed has a successful business plan.

                             DESCRIPTION OF BUSINESS

DESCRIPTION OF BUSINESS

We are an Internet subscription based load and equipment posting and searching service for the freight trucking business. We intend to commence offering our services in January 2005. Our strategy is directed toward the satisfaction of our customer's needs through integrated internet technology for the trucking industry that quickly and easily allows shippers, carriers, and brokers to post and search load and equipment listings throughout the United States and Canada, 24 hours a day, 7 days a week. We currently have one employee.

We are a developmental stage company that is currently implementing our business plan to become a fully integrated online provider that links the supply and demand sides of the ground trucking industry.

Our business plan is focused on addressing the market opportunities created by changes in the trucking industry. We believe that we can accomplish this by developing innovative ways to satisfy customers' needs for a simple, yet comprehensive way to search for postings in an easy-to-use online system. We believe that the effective implementation of our business plan will result in our gaining market share as one of the industry's best Internet sites for the trucking industry both in the United States and Canada.

We gather load and equipment information from subscribers who participate in all segments of the trucking industry: trucking companies, brokers, shippers, freight forwarders, logistical companies, and others, and make that information instantly available through a simple and easy to use Internet based software program. Databases of trucks and loads are maintained electronically and continuously updated and the information is available to shippers and haulers in real time. Our customer base is composed of shippers who desire to minimize their freight cost and expedite their shipments by choosing their specific freight carriers, and small to medium-size truck companies that want to maximize profits by dealing directly with shippers, thus reducing freight brokerage fees.

Subscriptions are available at prices of $29.95 per month. Shippers can post their loads at any time free of charge. Carriers will each have a free 30-day trial period. When they sign up for the trial period they will be asked to enter valid credit card information. After 30 days, their credit card will automatically be charged $29.95 each month to enable them to search for loads.

We hope to create strategic relationships with trucking companies, brokers, shippers, freight forwarders and logistical companies that will result in reciprocal advertising on each other's web site or other cross promotional print advertising. Additionally, we may charge these companies for advertisement banners on our website. The strategic relationships that develop will enable us to grow our customer base and expand our business, and benefit us by increasing exposure to our website to the consumers that view these companies' web sites. We have currently secured a domain name, www.SpeedHaul.com, and are working with a web site developer to continue developing a more advanced and unique website that will keep users interested in our site. We understand the importance of having a website that is pleasing to look at and easy to navigate through.

During the past two years we have spent a total of $8,833 in research and development for the creation of our website, all of which was spent prior to September 30, 2004.

We have established a technological Internet component through the development of the SpeedHaul.com website which we intend to use as a platform to sell, market and advertise our products and services throughout the United States and Canada. We will outsource the development of the technological Internet component to companies who have technological expertise that our management does not currently possess. We will utilize the Internet for marketing and distribution of our services online under the domain name of www.SpeedHaul.com. This website's income will initially be derived from online sales of our subscriptions sold to freight carriers, and small to medium-size truck companies for equipment posting and load searching services.

Our management will execute cross-marketing relationships with brokers, manufacturers, freight-forwarders, and import/exporters. Although we have not entered into any such agreements to date, we intend to work with established companies and intend to form significant cross-marketing relationships to promote our service.

We hope to expand revenue beyond sales of our subscriptions after the company has reached a critical mass and brand identity utilizing the Internet as a platform for marketing and distributing of our products online. We believe that developing a growing position in the industry will enhance our ability to maximize ancillary sales opportunities, including corporate sponsorship sales, advertising and product merchandising. We will seek to sell wireless devices that combine our Internet site with the latest in wireless technology. We currently have not identified any such wireless technology nor entered into any agreements with a third party to provide such technology.

Revenues expected from our internet site include advertising sales to related and cross-marketed entities, truck stops, hotels, restaurants, truck repair facilities, truck manufacturers, trucking companies, brokers, shippers, freight forwarders, logistical companies, etc. We currently have not identified any such companies nor entered into any agreements for advertising sales.

We expect that our internet database and information system will be designed to meet the expanding needs of the online over the road trucking transportation consumer. Our web site links the supply and demand sides of the ground trucking industry.

Carriers can post their trucks to our international database. Carriers provide all pertinent information regarding their equipment, available date, location, etc. At this point the carrier can choose to leave their truck posted and have shippers contact them or proactively search SpeedHaul.com for an available load that matches their search criteria.

Shippers can post their loads to our international database. Shippers also have the choice of passively waiting for carriers to call or proactively searching our database. Contact information for the shipper is provided to the carrier, so that the carrier can effectively negotiate directly with the shipper.

The searching aspect of the system provides both the carrier and shipper up-to-the-minute information regarding trucking supply and demand. Like posting above, this feature allows shippers to search for carriers and for carriers to search for loads. All search functions can be narrowed to criteria specified by either party.

We have two distinct customers: carriers and shippers, each with the goal of moving freight. Shippers can post their loads at any time free of charge. Carriers will each have a free 30-day trial period. When they sign up for the trial period they will be asked to enter valid credit card information. After 30 days, their credit card will automatically be charged $29.95 each month to enable them to search for loads.

Our objective is to be the premier online provider of load and equipment posting and searching service for the freight trucking business by:

     * Enhancing the consumer value proposition by offering innovative products, services and information tools to the transportation industry.
     *    Establishing, strengthening and expanding our strategic relationships;
     * Aggressively developing our brand identity through high quality service offerings;
     * Investing in leading technology to enhance our web site and transaction-processing systems; and
     * Becoming a recognized global brand leader in the freight trucking industry.

                                   COMPETITION

The online freight trucking market is new, rapidly evolving and intensely competitive. A variety of companies compete with varied products or services that it offers, including existing search engines. Companies in this category focus on providing their customer base with the ability to search matches between available loads and available trucks. The database for searches is confined to the diversity of the customers presently subscribing to each system. Some examples of these sites are the following:

          o    www.loadsource.com
          o    www.trucktrax.com
          o    www.123loadboard.com
          o    www.freightterminal.com

As the market for online freight trucking services grows, we believe that the range of companies involved in the online freight trucking services industry will increase their efforts to develop products and services that will compete with our products and services.

                       MANAGEMENT DISCUSSION AND ANALYSIS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

1. Generate sales from our corporate website.

In order to accomplish this goal, we intend to recruit additional sales individuals which will improve our customer service and sales performance. In addition, we intend to have a high level of customer service and sales training, and design our sales associates' compensation structure to include incentives related to customer service goals. We do expect to incur administrative costs in developing our corporate selling culture by recruiting and training additional personnel. Additionally, the hiring of any sales and marketing personnel is included in our budgeted sales related payroll expense of $5,000 per month. To date, we have not offered nor sold any items from our website. We anticipate that as we continue to add products and additional services over the next 12 months, that those products and services will enhance our site. Our sales success depends on two fundamental points:

     o Developing innovative ways to satisfy customers' needs for a simple, yet comprehensive way to search for postings in an easy-to-use online system.
     o    Superior Customer Sales & Support.

We have contracted with Bank of America for handling credit cards and charges to our website. We will not incur any direct cost in maintaining this system. With the Bank of America service in place, we will begin in January 2005 instituting our fee structure for our subscriptions as follows:

     o    Free 30 day trial period for carriers
     o    $29.95/month for carriers to access available loads
     o    Free load postings

2. Focused Marketing and Advertising Efforts.

Our print media budget is allocated at $3,000 per month for the next twelve months. We have a print advertising campaign planned, beginning in the first quarter of 2005 and continuing through 2005, which is designed to bring new qualified visitor/customers directly to the website. We have approached, but not negotiated or contracted with any additional advertisers who we will advertise with during the first quarter of 2005.

We intend to participate in industry trade shows. We view traded shows as a way to meet new and existing customers and suppliers as well as an opportunity to develop valuable business and sales relationships. We have allocated $24,000 annually from our marketing and advertising budget for trade show participation. An additional component of our marketing and advertising plan includes special promotions, which include setting up exhibits at truck stops and other industry related activities. We have allocated $12,000 annually from our marketing and advertising budget for special promotions.

We have direct link advertising planned for the site, beginning in the second quarter of 2005 and continuing through 2005, which is designed to bring new qualified visitors/customers directly to the web site. We have approached, but not negotiated or contracted with, any additional advertisers who will advertise on our web site during 2005. By putting click-through banners on other Web sites, traffic generated on one Web site has the ability to move easily to the Company's Web site by simply clicking on the banner.

3. Develop links to other websites.

We intend to provide additional links to other website. These links will be carefully selected to provide valuable information resources to visitors to our website. There is no cost to our company for maintaining these links, and we do not expect to incur any direct cost in implementing these links. We intend to add a link to mapquest.com by the first quarter of 2005. MapQuest is a leader in Advanced Mapping Solutions and has over 30 years of traditional and digital mapping experience. From a Cartographic Services and GIS technology foundation, MapQuest has progressed to become a leading supplier of geographic information products, web mapping, and telecommunications markets.

MapQuest has provided companies in many industries such as travel, real estate, retail and healthcare fast, reliable, accurate and cost effective solutions. MapQuest has the experience and flexibility to meet the needs of fast-moving companies. With MapQuests' ongoing research and development, SpeedHaul will be able to tailor mapping solutions for individual clients' needs without high development costs.

4. Research and Development.

We intend to devote time and financial resources to research and development activities to develop additional products and services. We anticipates including research and development activities due to the rapid technological evolution of Internet-based commerce. We also intend to merge the technology of the Internet with the portability of the hand-held two-way pager messaging unit(s) by June 2005. We intend to resell pager units manufactured by a third party. This pager will provide the user with the ability to access the Internet; thereby anyone can post his or her truck availability or shipment specifications. Personal pagers are also a critical link between the trucker and his most valuable commodity, his family. E-mail can be sent and received while traveling to the next destination. SpeedHaul will be able to provide its customers with the flexibility to lease or buy their paging units. We have not approached, negotiated or contracted with any third party providers for paging devices. Research and development expenditures are budgeted at $120,000 for 2005. There is no assurance that we will successfully develop these products or services, or that competitors will not develop products or services sooner or products or services that are superior to the our product or service offerings.

Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth. Andrew Norins, our sole officer, director and principal shareholder has agreed to provide financing to us in the future until we are able to receive additional funding.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $399,500. The breakdown is as follows:

Website Development                                         $ 17,000.00
Legal/Accounting                                            $  7,500.00
Sales Related Payroll Expense                               $ 60,000.00
Advertising & Marketing Expenses
         Print Media                                        $ 36,000.00
         Trade Shows                                        $ 24,000.00
         Special Promotions                                 $ 12,000.00
Computer/Host/supplies                                      $  5,000.00
Research & Development                                      $120,000.00
General/Administrative                                      $120,000.00

Total                                                       $399,500.00

We do not anticipate the purchase or sale of any significant equipment. We expect to increase the number of employees by hiring two full time administrative employees and one full time employee for and sales & marketing once we have successfully completed our financing. We have not identified such employees nor had any discussions with potential candidates. Depending on business we may sub-contract with sales and marketing entities to undertake marketing on our behalf. At this time we have not entered into any agreements or negotiations with sales and marketing entities to undertake marketing for us.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

                             DESCRIPTION OF PROPERTY

Our executive offices are located at 7 Bayhill Boulevard, Monroe, New Jersey 08831. We currently lease the space from Andrew Norins, our sole officer and director, at no charge on a month to month basis. We believe that this space is sufficient and adequate for our current business needs and as business warrants we may expand into a larger space. Currently, the only business engaged in at such office is the daily administration and management undertaken by our sole employee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 7 Bayhill Boulevard, Monroe, New Jersey 08831. We lease such space from Andrew Norins, our President, for no charge on a month to month basis.

On March 31, 2000, 5,000,000 shares of common stock were issued to Richard I. Anslow for services rendered as the founder of the company. On September 1, 2000, 250,000 shares were issued to Robert Jaclin for cash consideration. Robert Jaclin subsequently gifted such shares to his son, Gregg E. Jaclin. Both Richard
I. Anslow and Robert Jaclin may be deemed founders of the company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of December 30, 2004, we had 44 registered shareholders.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 223,000 shares as of the date of this prospectus. However, since we were formed as a blank check company our shareholders can not rely on this exemption from registration to sell their shares.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Option Grants

As of December 30, 2004, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 30, 2004.


ANNUAL COMPENSATION LONG TERM COMPENSATION


                        ANNUAL COMPENSATION                                            LONG TERM COMPENSATION
                                                                     RESTRICTED OPTION
                                                     OTHER ANNUAL     STOCKS/PAYOUTS       SARS     LTIP        ALL OTHER
NAME         TITLE             YEAR  SALARY   BONUS  COMPENSATION           AWARDED        ($)  COMPENSATION   COMPENSATION
----         -----             ----  ------   -----  ------------           -------        ---  ------------   ------------
Andrew      President           2004      $0      0             0                 0          0            0              0
Norins      Secretary
            and Treasurer


None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders. Any annual report sent to a requesting shareholder will contain audited financial statements.

                                SEGWAY III CORP.
                                 (Consolidated)
                          (a development stage company)

                              FINANCIAL STATEMENTS







                             AS OF DECEMBER 20, 2004

Segway III Corp.
(consolidated)
(a development stage company)
Financial Statements Table of Contents




FINANCIAL STATEMENTS                                                Page #


         Independent Auditors Report                                    1


         Balance Sheet                                                  2


         Statement of Operations and Retained Deficit                   3


         Statement of Stockholders Equity                               4


         Cash Flow Statement                                            5


         Notes to the Financial Statements                            6-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To The Board of Directors and Shareholders
Segway III Corp.
(consolidated)
(a development stage company)

         We have audited the accompanying consolidated balance sheet of Segway III Corp. (a development stage company) as of December 20, 2004 and the related statements of operations, stockholder's equity and cash flows from inception (May 25, 2004) through December 20, 2004 and for the 11 months and 20 days ending December 20, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on the audit.

        We conducted the audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Segway III Corp. (a development stage company) as of December 20, 2004, and the statement of operations and cash flows from inception (May 25, 2004) through December 20, 2004 and the 11 months and 20 days ending December 20, 2004 in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, LLC
Altamonte Springs, Florida
December 22, 2004


                                SEGWAY III CORP.
                                 (Consolidated)
                          (a development stage company)
                                  BALANCE SHEET
                             As of December 20, 2004
                              and December 31, 2003


                                     ASSETS



CURRENT ASSETS                                                                  December 20, 2004        December 31, 2003
        Cash                                                                         $  5,962                $  9,975
                                                                                     --------                --------

PROPERTY
        Web site development                                                            8,833                       0
        Les amortization                                                                 (450)                      0
                                                                                     --------                --------

             TOTAL PROPERTY                                                             8,383                       0
                                                                                     --------                --------

                      TOTAL ASSETS                                                   $ 14,345                $  9,975
                                                                                     ========                ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

    Accrued expenses                                                                 $  3,775                $  2,525
                                                                                     --------                --------


                      TOTAL LIABILITIES                                                 3,775                   2,525
                                                                                     --------                --------

STOCKHOLDERS' EQUITY

  Common Stock - par value $0.0001;
    100,000,000 shares authorized;
      Issued and outstanding:
      22,309,900 and 5,289,900, respectively                                            2,231                     529

  Additional paid in capital                                                           15,371                  10,373

  Preferred Stock - Par value $0.0001;
    20,000,000 shares authorized;
    none issued and outstanding                                                             0                       0

  Accumulated Deficit                                                                  (5,632)                 (3,452)
                                                                                     --------                --------

  Total stockholders' equity                                                           10,570                   7,450
                                                                                     --------                --------


      TOTAL LIABILITIES AND EQUITY                                                   $ 14,345                $  9,975
                                                                                     ========                ========


   The accompanying notes are an integral part of these financial statements.


                                SEGWAY III CORP.
                                 (Consolidated)
                          (a development stage company)
                             STATEMENT OF OPERATIONS
       For the 11 months and 20 days ended December 20, 2004 and 2003, and from inception (March 31, 2000) through December 20, 2004



                                                                                                From Inception
                                                    Dec. 20, 2004          Dec. 20, 2003       To Dec. 20, 2004
REVENUE                    Sales                     $         0           $         0           $         0
                           Cost of sales                       0                     0                     0
                                                     -----------           -----------           -----------

     GROSS PROFIT                                              0                     0                     0

     GENERAL AND ADMINISTRATIVE EXPENSES                   2,180                   400                 5,632
                                                     -----------           -----------           -----------

     NET LOSS                                             (2,180)                 (400)               (5,632)

     ACCUMULATED DEFICIT, BEGINNING BALANCE               (3,452)               (2,352)                    0
                                                     -----------           -----------           -----------

     ACCUMULATED DEFICIT, ENDING BALANCE             $    (5,632)          $    (2,752)          $    (5,632)
                                                     ===========           ===========           ===========

NET EARNINGS PER SHARE

         Basic and Diluted
         Net loss per share                       (Less than .01)       (less than .01)

Basic and Diluted Weighted Average
    Number of Common Shares Outstanding                5,289,900             5,250,000




   The accompanying notes are an integral part of these financial statements.


                                SEGWAY III CORP.
                                 (consolidated)
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
            From inception (March 31, 2000) through December 20, 2004
                                                           COMMON         ADDITIONAL         ACCUMULATED
                                         SHARES            STOCK            PAID IN           DEFICIT            TOTAL
                                      ------------      ------------      ------------      ------------      ------------
Stock issued for cash on
  April 29, 2000 for
  $0.0001 per share                      5,000,000      $        500      $          0      $          0      $        500

Stock issued for cash on
  September 14, 2000 for
  $0.001 per share                         250,000                25               225                                 250

Net loss                                                                                    $       (837)             (837)
                                      ------------      ------------      ------------      ------------      ------------

Total at December 31, 2000               5,250,000               525               225              (837)              (87)

Contributed capital
  by shareholders during
  the year 2001                                                                    150                                 150

Net loss                                                                                            (967)             (967)
                                      ------------      ------------      ------------      ------------      ------------

Total at December 31, 2001               5,250,000               525               375            (1,804)             (904)

Contributed capital
  by shareholders during
  the year 2002                                                                     27                                  27

Net loss                                                                                            (548)             (548)
                                      ------------      ------------      ------------      ------------      ------------

Total at December 31, 2002               5,250,000               525               402            (2,352)           (1,425)

Stock issued for cash from
  May, 2003 through October,
  2003 for $0.25 per share                  39,900                 4             9,971                               9,975

Net loss                                                                                          (1,100)           (1,100)
                                      ------------      ------------      ------------      ------------      ------------

Total at December 31, 2003               5,289,900               529            10,373            (3,452)            7,450

Stock issued for cash from
  July, 2004 through September,
  2004 for $0.25 per share                  20,000                 2             4,998                               5,000

Stock issued in exchange for
  100% of shares in Subsidiary,
  Speedhaul Incorporated, on
  October 15, 2004 for par value,
  or $0.0001 per share                  20,000,000             2,000            (1,400)           (1,430)             (830)

Cancellation of shares in the
 Company by an officer in
 connection with the share
 exchange agreement with
 Subsidiary on October 15,
 2004 at par value,
 or $0.0001 per share                   (3,000,000)             (300)                                                 (300)

Net loss                                                                                            (750)             (750)
                                      ------------      ------------      ------------      ------------      ------------

Total at December 20, 2004              22,309,900      $      2,231      $     13,971      $     (5,632)     $    (10,570)
                                      ============      ============      ============      ============      ============




   The accompanying notes are an integral part of these financial statements.


                                SEGWAY III CORP.
                   (Consolidated(a development stage company)
                             STATEMENT OF CASH FLOWS
       For the 11 months and 20 days ended December 20, 2004 and 2003, and from inception (March 31, 2000) through December 20, 2004


                                                                                                 From Inception
                                                                Eleven Months     Eleven Months      Through
CASH FLOWS FROM OPERATING ACTIVITIES                             Dec. 20, 2004    Dec. 20, 2003   Dec. 20, 2004

        Net income (loss)                                            $ (2,180)       $   (400)       $ (5,632)

             Amortization of web site                                     450             450

                      Increases (Decrease) in accrued expenses          1,250             400           3,775
                                                                     --------        --------        --------

    NET CASH PROVIDED OR (USED) IN OPERATIONS                            (480)             (0)         (1,407)
                                                                     --------        --------        --------


CASH FLOWS FROM INVESTING ACTIVITIES

        Cash paid for web site                                         (8,833)              0          (8,833)
                                                                     --------        --------        --------

                                                                       (8,833)              0          (8,833)
                                                                     --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES

        Proceeds from issuance of common stock
          capital contributions                                         5,300               0          16,202
                                                                     --------        --------        --------

                                                                        5,300               0          16,202
                                                                     --------        --------        --------

CASH RECONCILIATION

        Net increase (decrease) in cash                                (4,013)              0           5,962
        Beginning cash balance                                          9,975               0               0
                                                                     --------        --------        --------

CASH BALANCE AT END OF PERIOD                                        $  5,962        $      0        $  5,962
                                                                     ========        ========        ========




   The accompanying notes are an integral part of these financial statements.

                                SEGWAY III CORP.
                                 (Consolidated)
                          (a development stage company)
                      FOOTNOTES TO THE FINANCIAL STATEMENTS

1.   Summary of significant accounting policies:
     ------------------------------------------

Industry - Segway III Corp. (The Company), a Company incorporated in the state
--------
of New Jersey as of March 31, 2000, plans to operate it's subsidiary company, Speedhaul Incorporated. The subsidiary's industry is described below.

Subsidiary Industry - Speedhaul Incorporated (The Company), a Company
-------------------
incorporated in the state of New Jersey as of June 30, 2004, plans to operate an internet web site which offersInternet subscription based load and equipment posting and searching service for the freight trucking business. The Company will gather load and equipment information from subscribers who participate in all segments of the trucking industry: trucking companies, brokers, shippers, freight forwarders, logistical companies, and others, and make that information instantly available through a simple and easy to use Internet based software program.

On October 15, 2004, the Company entered into a Stock Purchase and Share Exchange with Speedhaul Incorporated (Speehaul), a New Jersey corporation. This agreement provides for the acquisition of Speedhaul whereby Speedhaul became a wholly owned subsidiary of the Company and in connection therewith, the issuance of a total of 20,000,000 shares of the Company to the shareholder and cancellation of 3,000,000 shares held by Richard Anslow, the President and principal stockholder of the Company.

Results of Operations and Ongoing Entity - The Company is considered to be an
----------------------------------------
ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources - In addition to the stockholder funding capital
-------------------------------
shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on
-------------------------
deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in
-------------------
accordance with generally accepted accounting principles.

Income Taxes - The Company utilizes the asset and liability method to measure
------------
and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments - The Company's financial instruments may
-----------------------------------
include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk - Financial instruments which potentially expose
-----------------------------
The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2.   Related Party Transactions and Going Concern:
     --------------------------------------------
The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3.   Accounts Receivable and Customer Deposits:
     -----------------------------------------
Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4.   Use of Estimates:
     ----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5.   Revenue and Cost Recognition:
     ----------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6.   Accrued Expenses:
     ----------------

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7.   Operating Lease Agreements:
     --------------------------

The Company has no agreements at this time.

8.   Stockholder's Equity:
     --------------------

Preferred Stock includes 20,000,000 shares authorized at a par value of $0.0001, none of which have been issued.

Common Stock includes 100,000,000 shares authorized at a par value of $0.0001, of which 22,309,900 have been issued. The following describes the shares issued.

On April 29, 2000, the Company issued 5,000,000 common shares for total of $500, or $.0001 per shares, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

On September 14, 2000, the Company issued 250,000 common shares for a total of $250, or .0014 per share, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

During the year 2001, shareholders of the Company contributed an additional $150 of capital to the Company in the form of cash.

During the year 2002, shareholders of the Company contributed an additional $27 of capital to the Company in the form of cash.

From May, 2003 through October, 2003, the Company issued 5,000,000 common shares for total of $9,975, or $.25 per shares, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

From July, 2004 through September, 2004, the Company issued 20,000 common shares for a total of $5,000 or $0.25 per share, in an issuance that the Company believes is exempt from registration with the United States Securities and Exchange Commission.

On October 15, 2004, the Company entered into a Stock Purchase and Share Exchange with Speedhaul Incorporated (Speedhaul), a New Jersey corporation. This agreement provides for the acquisition of Speedhaul whereby Speedhaul became a wholly owned subsidiary of the Company and in connection therewith, the issuance of a total of 20,000,000 shares of the Company to the shareholder and cancellation of 3,000,000 shares held by Richard Anslow, the President and principal stockholder of the Company.

9.   Required Cash Flow Disclosure for Interest and Taxes Paid:
     ---------------------------------------------------------

The company has paid no amounts for federal income taxes and interest.

10.  Earnings Per Share:
     ------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

                                SEGWAY III CORP.


                              FINANCIAL STATEMENTS







                            AS OF SEPTEMBER 30, 2004






Segway III Corp.
Financial Statements Table of Contents




FINANCIAL STATEMENTS                                                    Page #





         Balance Sheet                                                      2


         Statement of Operations and Retained Deficit                       3


         Statement of Stockholders Equity                                   4


         Cash Flow Statement                                                5


         Notes to the Financial Statements                                6-8


                                SEGWAY III CORP.
                                  BALANCE SHEET
                            As of September 30, 2004
                              and December 31, 2003


                                     ASSETS


CURRENT ASSETS                                                      September 30, 2004     December 31, 2003
             Cash                                                        $ 14,975                $  9,975
                                                                         --------                --------

                           TOTAL ASSETS                                  $ 14,975                $  9,975
                                                                         ========                ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


     CURRENT LIABILITIES

         Accrued expenses                                                $  3,275                $  2,525
                                                                         --------                --------


                           TOTAL LIABILITIES                                3,275                   2,525
                                                                         --------                --------

     STOCKHOLDERS' EQUITY

       Common Stock - par value $0.0001;
         100,000,000 shares authorized;
           Issued and outstanding:
           5,309,900 and 5,289,900, respectively                              531                     529

       Additional paid in capital                                          15,371                  10,373

       Preferred Stock - Par value $0.0001;
         20,000,000 shares authorized;
         none issued and outstanding                                            0                       0

       Accumulated Deficit                                                 (4,202)                 (3,452)
                                                                         --------                --------

       Total stockholders' equity                                           6,700                   7,450
                                                                         --------                --------


           TOTAL LIABILITIES AND EQUITY                                  $ 14,975                $  9,975
                                                                         ========                ========


   The accompanying notes are an integral part of these financial statements.



                                SEGWAY III CORP.
                             STATEMENT OF OPERATIONS
           For the nine months ended September 30, 2004 and 2003, and from inception (March 31, 2000) through September 30, 2004



                                                Nine Months       Nine Months      From Inception
                                               Sep. 30, 2004    Sep. 30, 2003     To Sep. 30, 2004

REVENUE                    Sales                $     0           $     0           $     0
                           Cost of sales              0                 0                 0
                                                -------           -------           -------

GROSS PROFIT                                          0                 0                 0

GENERAL AND ADMINISTRATIVE EXPENSES                 750               400             4,202
                                                -------           -------           -------

NET LOSS                                           (750)             (400)           (4,202)

ACCUMULATED DEFICIT, BEGINNING BALANCE           (3,452)           (2,352)                0
                                                -------           -------           -------

ACCUMULATED DEFICIT, ENDING BALANCE             $(4,202)          $(2,752)          $(4,202)
                                                =======           =======           =======


NET EARNINGS PER SHARE

         Basic and Diluted
         Net loss per share              (Less than .01)   (less than .01)

Basic and Diluted Weighted Average

    Number of Common Shares Outstanding       5,309,900         5,287,500


   The accompanying notes are an integral part of these financial statements.



                                SEGWAY III CORP.
                             STATEMENT OF OPERATIONS
             For the three months ended September 30, 2004 and 2003




                                              Three Months     Three Months
                                              Sep. 30, 2004    Sep. 30, 2003

REVENUE                    Sales                  $   0           $   0
                           Cost of sales              0               0
                                                  -----           -----

     GROSS PROFIT                                     0               0

     GENERAL AND ADMINISTRATIVE EXPENSES            250             150
                                                  -----           -----

     NET LOSS                                     $(250)          $(150)
                                                  =====           =====



   The accompanying notes are an integral part of these financial statements.



                                SEGWAY III CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY
           From inception (March 31, 2000) through September 30, 2004

                                                         COMMON           ADDITIONAL       ACCUMULATED
                                      SHARES             STOCK             PAID IN           DEFICIT             TOTAL
                                   -----------        -----------        -----------       -----------        -----------
Stock issued for cash on
  April 29, 2000 for
  $0.0001 per share                  5,000,000        $       500        $         0       $         0        $       500

Stock issued for cash on
  September 14, 2000 for
  $0.001 per share                     250,000                 25                225                                  250

Net loss                                                                                   $      (837)              (837)
                                   -----------        -----------        -----------       -----------        -----------

Total at December 31, 2000           5,250,000                525                225              (837)               (87)

Contributed capital
  by shareholders during
  the year 2001                                                                  150                                  150

Net loss                                                                                          (967)              (967)
                                   -----------        -----------        -----------       -----------        -----------

Total at December 31, 2001           5,250,000                525                375            (1,804)              (904)

Contributed capital
  by shareholders during
  the year 2002                                                                   27                                   27

Net loss                                                                                          (548)              (548)
                                   -----------        -----------        -----------       -----------        -----------

Total at December 31, 2002           5,250,000                525                402            (2,352)            (1,425)

Stock issued for cash from
  May, 2003 through October,
  2003 for $0.25 per share              39,900                  4              9,971                                9,975

Net loss                                                                                        (1,100)            (1,100)
                                   -----------        -----------        -----------       -----------        -----------

Total at December 31, 2003           5,289,900                529             10,373            (3,452)             7,450

Stock issued for cash from
  July, 2004 through September,
  2004 for $0.25 per share              20,000                  2              4,998

Net loss                                                                                          (750)              (750)
                                   -----------        -----------        -----------       -----------        -----------

Total at September 30, 2004          5,309,900        $       531        $    15,371       $    (4,202)       $    (7,200)
                                   ===========        ===========        ===========       ===========        ===========


   The accompanying notes are an integral part of these financial statements.




                                SEGWAY III CORP.
                             STATEMENT OF CASH FLOWS
           For the nine months ended September 30, 2004 and 2003, and from inception (March 31, 2000) through September 30, 2004



CASH FLOWS FROM OPERATING ACTIVITIES                              Sep. 30, 2004   Sep. 30, 2003    From Inception
        Net income (loss)                                            $   (750)       $   (400)       $ (4,202)

                      Increases (Decrease) in accrued expenses            750             400           3,275
                                                                     --------        --------        --------

    NET CASH PROVIDED OR (USED) IN OPERATIONS                              (0)             (0)           (927)


CASH FLOWS FROM INVESTING ACTIVITIES

        None                                                                0               0               0


CASH FLOWS FROM FINANCING ACTIVITIES

        Proceeds from issuance of common stock
          capital contributions                                         5,000               0          10,902
                                                                     --------        --------        --------

                                                                            0               0          10,902

CASH RECONCILIATION

        Net increase (decrease) in cash                                 5,000               0           5,000
        Beginning cash balance                                          9,975               0               0
                                                                     --------        --------        --------

CASH BALANCE AT END OF PERIOD                                        $ 14,975        $      0        $ 14,975
                                                                     ========        ========        ========



   The accompanying notes are an integral part of these financial statements.


                                SEGWAY III CORP.
                      FOOTNOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   Summary of significant accounting policies:
     ------------------------------------------

Industry - Segway III Corp. (The Company), a Company incorporated in the state
--------
of New Jersey as of March 31, 2000, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

Results of Operations and Ongoing Entity - The Company is considered to be an
----------------------------------------
ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources - In addition to the stockholder funding capital
-------------------------------
shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on
-------------------------
deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in
-------------------
accordance with generally accepted accounting principles.

Income Taxes - The Company utilizes the asset and liability method to measure
------------
and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments - The Company's financial instruments may
-----------------------------------
include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk - Financial instruments which potentially expose
-----------------------------
The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2.   Related Party Transactions and Going Concern:
     --------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3.   Accounts Receivable and Customer Deposits:
     -----------------------------------------

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4.   Use of Estimates:
     ----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5.   Revenue and Cost Recognition:
     ----------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6.   Accrued Expenses:
     ----------------

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7.   Operating Lease Agreements:
     --------------------------

The Company has no agreements at this time.

8.   Stockholder's Equity:
     --------------------

Preferred Stock includes 20,000,000 shares authorized at a par value of $0.0001, none of which have been issued.

Common Stock includes 100,000,000 shares authorized at a par value of $0.0001, of which 5,309,900 have been issued for the amount of $15,902. The following describes the shares issued.

On April 29, 2000, the Company issued 5,000,000 common shares for a total of $500, or $.0001 per share, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

On September 14, 2000, the Company issued 250,000 common shares for a total of $250, or .0014 per share, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

During the year 2001, shareholders of the Company contributed an additional $150 of capital to the Company in the form of cash.

During the year 2002, shareholders of the Company contributed an additional $27 of capital to the Company in the form of cash.

From May, 2003 through October, 2003, the Company issued 39,900 common shares for a total of $9,975, or $.25 per share, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

From July, 2003 through September, 2003, the Company issued 20,000 common shares for a total of $9,975 or $.25 per share, in an issuance that the Company believes is exempt from registration with the United States Securities and Exchange Commission.

9.   Required Cash Flow Disclosure for Interest and Taxes Paid:
     ---------------------------------------------------------

The company has paid no amounts for federal income taxes and interest.

10.  Earnings Per Share:
     ------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

                                SEGWAY III CORP.


                              FINANCIAL STATEMENTS







                             AS OF DECEMBER 31, 2003

Segway III Corp.
Financial Statements Table of Contents




FINANCIAL STATEMENTS                                                   Page #


         Independent Auditors Report                                       2


         Balance Sheet                                                     3


         Statement of Operations and Retained Deficit                      4


         Statement of Stockholders Equity                                  5


         Cash Flow Statement                                               6


         Notes to the Financial Statements                               7-9

To The Board of Directors and Shareholders
SEGWAY III CORP.

We have audited the accompanying balance sheet of Segway III Corp. as of December 31, 2003 and 2002, and the related statement of operations, equity and cash flows from inception (March 31, 2000) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Segway III Corp. as of December 31, 2003 and 2002, and the results of its operations and its cash flows from inception (March 31, 2000) through December 31, 2003 in conformity with generally accepted accounting principles.


Gately & Associates, LLC
Altamonte Springs, FL
April 2, 2004

                                               SEGWAY III CORP.
                                                BALANCE SHEET
                                           As of December 31, 2003
                                            and December 31, 2002


                                                   ASSETS


CURRENT ASSETS                                                 December 31, 2003        December 31, 2002
  Cash                                                              $  9,975                $      0
                                                                    --------                --------

      TOTAL ASSETS                                                  $  9,975                $      0
                                                                    ========                ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accrued expenses                                                  $  2,525                $  1,425
                                                                    --------                --------


      TOTAL LIABILITIES                                                2,525                   1,425
                                                                    --------                --------

STOCKHOLDERS' EQUITY

  Common Stock - par value $0.0001;
    100,000,000 shares authorized;
      Issued and outstanding:
      5,289,900 and 5,250,000, respectively                              529                     525

  Additional paid in capital                                          10,373                     402

  Preferred Stock - Par value $0.0001;
    20,000,000 shares authorized;
    none issued and outstanding                                            0                       0

  Accumulated Deficit                                                 (3,452)                 (2,352)
                                                                    --------                --------

  Total stockholders' equity                                           7,450                  (1,425)
                                                                    --------                --------


      TOTAL LIABILITIES AND EQUITY                                  $  9,975                $      0




                    The accompanying notes are an integral part of these financial statements.


                                SEGWAY III CORP.
                             STATEMENT OF OPERATIONS
           For the twelve months ended December 31, 2003 and 2002, and from inception (March 31, 2000) through December 31, 2003



                                                   Twelve Months     Twelve Months    From Inception
                                                   Dec. 31, 2003     Dec. 31, 2002   To Dec. 31, 2003
REVENUE                    Sales                     $     0           $     0           $     0
                           Cost of sales                   0                 0                 0
                                                     -------           -------           -------

     GROSS PROFIT                                          0                 0                 0

     GENERAL AND ADMINISTRATIVE EXPENSES               1,100               548             3,452

     NET LOSS                                         (1,100)             (548)           (3,452)
                                                     -------           -------           -------

     ACCUMULATED DEFICIT, BEGINNING BALANCE           (2,352)           (1,804)                0
                                                     -------           -------           -------

     ACCUMULATED DEFICIT, ENDING BALANCE             $(3,452)          $(2,352)          $(3,452)
                                                     =======           =======           =======


NET EARNINGS PER SHARE

         Basic and Diluted
         Net loss per share                   (Less than .01)   (less than .01)

Basic and Diluted Weighted Average

    Number of Common Shares Outstanding            5,266,826         5,250,000





                    The accompanying notes are an integral part of these financial statements.


                                                 SEGWAY III CORP.
                                         STATEMENT OF STOCKHOLDERS' EQUITY
                             From inception (March 31, 2000) through December 31, 2003

                                                    COMMON         ADDITIONAL    ACCUMULATED
                                   SHARES           STOCK          PAID IN        DEFICIT          TOTAL
                                -----------     -----------     -----------    -----------     -----------
Stock issued for cash on
  April 29, 2000 for
  $0.0001 per share               5,000,000     $       500     $         0    $         0     $       500

Stock issued for cash on
  September 14, 2000 for
  $0.001 per share                  250,000              25             225                            250

Net loss                                                                       $      (837)           (837)
                                -----------     -----------     -----------    -----------     -----------

Total at December 31, 2000        5,250,000             525             225           (837)            (87)

Contributed capital
  by shareholders during
  the year 2001                                                         150                            150

Net loss                                                                              (967)           (967)
                                -----------     -----------     -----------    -----------     -----------

Total at December 31, 2001        5,250,000             525             375         (1,804)           (904)

Contributed capital
  by shareholders during
  the year 2002                                                          27                             27

Net loss                                                                              (548)           (548)
                                -----------     -----------     -----------    -----------     -----------

Total at December 31, 2002        5,250,000             525             402         (2,352)         (1,425)

Stock issued for cash from
  May, 2003 through October,
  2003 for $0.25 per share           39,900               4           9,971                          9,975

Net loss                                                                            (1,100)         (1,100)
                                -----------     -----------     -----------    -----------     -----------

Total at December 31, 2003        5,289,900     $       529     $    10,373    $    (3,452)    $    (7,450)
                                ===========     ===========     ===========    ===========     ===========




                   The accompanying notes are an integral part of these financial statements.


                                SEGWAY III CORP.
                             STATEMENT OF CASH FLOWS
           For the twelve months ended December 31, 2003 and 2002, and from inception (March 31, 2000) through December 31, 2003



CASH FLOWS FROM OPERATING ACTIVITIES                   Dec. 31, 2003   Dec. 31, 2002  From Inception
        Net income (loss)                              $      (400)      $   (548)     $    (3,452)

             Increases (Decrease) in accrued expenses          400            500            2,525
                                                       -------------    ----------       ----------

    NET CASH PROVIDED OR (USED) IN OPERATIONS                   (0)           (48)            (927)


CASH FLOWS FROM INVESTING ACTIVITIES

        None                                                     0              0                0


CASH FLOWS FROM FINANCING ACTIVITIES

        Proceeds from issuance of common stock
          capital contributions                              9,975             27           10,902
                                                        ------------     ---------       ---------

                                                             9,975             27           10,902

CASH RECONCILIATION

        Net increase (decrease) in cash                      9,975            (21)               0
        Beginning cash balance                                   0             21                0
                                                          -----------   -----------      ---------

CASH BALANCE AT END OF YEAR                            $     9,975       $      0      $     9,975
                                                          ===========   ===========      =========



                The accompanying notes are an integral part of these financial statements.


                                SEGWAY III CORP.
                      FOOTNOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   Summary of significant accounting policies:
     ------------------------------------------

Industry - Segway III Corp. (The Company), a Company incorporated in the state
--------
of New Jersey as of March 31, 2000, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

Results of Operations and Ongoing Entity - The Company is considered to be an
----------------------------------------
ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources - In addition to the stockholder funding capital
-------------------------------
shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on
-------------------------
deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in
-------------------
accordance with generally accepted accounting principles.

Income Taxes - The Company utilizes the asset and liability method to measure
------------
and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

                                SEGWAY III CORP.
                      FOOTNOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Fair Value of Financial Instruments - The Company's financial instruments may
-----------------------------------
include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk - Financial instruments which potentially expose
-----------------------------
The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2.   Related Party Transactions and Going Concern:
     --------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3.   Accounts Receivable and Customer Deposits:
     -----------------------------------------

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4.   Use of Estimates:
     ----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5.   Revenue and Cost Recognition:
     ----------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6.   Accrued Expenses:
     ----------------

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7.   Operating Lease Agreements:
     --------------------------

The Company has no agreements at this time.

8.   Stockholder's Equity:
     --------------------

Preferred Stock includes 20,000,000 shares authorized at a par value of $0.0001, none of which have been issued.

Common Stock includes 100,000,000 shares authorized at a par value of $0.0001, of which 5,289,900 have been issued for the amount of $10,902. The following describes the shares issued.

                                SEGWAY III CORP.
                      FOOTNOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

On April 29, 2000, the Company issued 5,000,000 common shares for total of $500, or $.0001 per shares, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

On September 14, 2000, the Company issued 250,000 common shares for a total of $250, or .0014 per share, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

During the year 2001, shareholders of the Company contributed an additional $150 of capital to the Company in the form of cash.

During the year 2002, shareholders of the Company contributed an additional $27 of capital to the Company in the form of cash.

From May, 2003 through October, 2003, the Company issued 39,900 common shares for total of $9,975, or $.25 per share, in an issuance that the company believes is exempt from registration with the United States Securities and Exchange Commission.

9.   Required Cash Flow Disclosure for Interest and Taxes Paid:
     ---------------------------------------------------------

The company has paid no amounts for federal income taxes and interest.

10.  Earnings Per Share:
     ------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

                             SPEEDHAUL INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS







                            AS OF SEPTEMBER 30, 2004

Speedhaul Incorporated
(A development stage company)
Financial Statements Table of Contents




FINANCIAL STATEMENTS                                                     Page #



Independent Auditors Report                                                   1


Balance Sheet                                                                 2


Statement of Operations and Retained Deficit                                  3


Statement of Stockholders Equity                                              4


Cash Flow Statement                                                           5


Notes to the Financial Statements                                           6-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
Speedhaul Incoporated



        We have audited the accompanying balance sheet of Speedhaul Incorporated (a development stage company) as of September 30, 2004 and the related statements of operations, stockholder's equity and cash flows from inception (June 30, 2004) through September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on the audit.

        We conducted the audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Speedhaul Incorporated (a development stage company) as of September 30, 2004, and the statement of operations and cash flows from inception (June 30, 2004) through September 30, 2004 in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Gately & Associates, LLC

Altamonte Springs, Florida

November 5, 2004


                             SPEEDHAUL INCORPORATED
                          (A development stage company)
                                  BALANCE SHEET
                            As of September 30, 2004

                                     ASSETS

CURRENT ASSETS                                                                   September 30, 2004
        Cash                                                                          $    487
                                                                                      --------

PROPERTY
        Web site development                                                             8,833
        Less Amortization                                                                 (450)
                                                                                      --------

                                                                                         8,383
                                                                                      --------

                      TOTAL ASSETS                                                    $  8,870
                                                                                      ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accrued expenses                                                              $    500
        Demand note payable                                                              9,500
                                                                                      --------


                      TOTAL LIABILITIES                                                 10,000
                                                                                      --------

STOCKHOLDERS' EQUITY
        Common Stock - no par value;
          2,500 Shares Authorized;
          2,500 Issued and outstanding                                                     300

  Accumulated Deficit                                                                   (1,430)
                                                                                      --------

  Total stockholders equity                                                             (1,130)
                                                                                      --------

      TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                                       $  8,870
                                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                             SPEEDHAUL INCORPORATED
                          (A development stage company)
                             STATEMENT OF OPERATIONS
            From inception (June 30, 2004) through September 30, 2004



                                                              From Inception
                                                             To Sep. 30, 2004

     REVENUE:
     Sales                                                     $     0
     Cost of sales                                                   0
                                                               -------

     GROSS PROFIT                                                    0

     GENERAL AND ADMINISTRATIVE EXPENSES                         1,430
                                                               -------

     NET LOSS
                                                                (1,430)
     ACCUMULATED DEFICIT, BEGINNING BALANCE                          0
                                                               -------

     ACCUMULATED DEFICIT, ENDING BALANCE                       $(1,430)
                                                               =======

NET EARNINGS PER SHARE

         Net loss per share                                      $(.57)
                                                               -------

Basic Weighted Average
    Number of Common Shares Outstanding                          2,500




   The accompanying notes are an integral part of these financial statements.


                             SPEEDHAUL INCORPORATED
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
           From inception (June 30, 2004) through September 30, 2004

                                                                COMMON   ACCUMULATED
                                                    SHARES      STOCK      DEFICIT       TOTAL
                                                -------------  --------  -----------  ----------
Incorporation
shares issued for cash
regarding incorporation on
June 30, 2004 @ .12 per share                         2,500     $   300    $       0    $    300

Net loss                                                                      (1,430)     (1,430)
                                                 -------------  --------  -----------  ----------

Total at September 30, 2004                           2,500     $   300    $  (1,430)   $ (1,130)
                                                 =============  ========  ===========  ==========




   The accompanying notes are an integral part of these financial statements.


                             SPEEDHAUL INCORPORATION
                         (a development stage business)
                             STATEMENT OF CASH FLOWS
           From inception (June 30, 2004) through September 30, 2004


CASH FLOWS FROM OPERATING ACTIVITIES                                            From Inception

        Net income (loss)                                                         $(1,430)

             Amortization of web site                                                 450
             Increases (Decrease) in accrued expenses                                 500
                                                                                  -------
    NET CASH PROVIDED OR (USED) IN OPERATIONS
                                                                                     (480)
                                                                                  -------
CASH FLOWS FROM INVESTING ACTIVITIES

        Cash paid for web site                                                     (8,833)
                                                                                  -------

                                                                                   (8,833)
                                                                                  -------
CASH FLOWS FROM FINANCING ACTIVITIES

        Proceeds from issuance of common stock                                        300
        Cash received from demand note                                              9,500
                                                                                  -------

                                                                                    9,800
                                                                                  -------
CASH RECONCILIATION

        Net increase (decrease) in cash                                               487
        Beginning cash balance                                                          0
                                                                                  -------
CASH BALANCE AT END OF PERIOD                                                     $   487
                                                                                  =======



   The accompanying notes are an integral part of these financial statements.

                             SPEEDHAUL INCORPORATED
                         (a development stage business)
                      FOOTNOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   Summary of significant accounting policies:
     ------------------------------------------

Industry - Speedhaul Incorporated (The Company), a Company incorporated in the
--------
state of New Jersey as of June 30, 2004, plans to operate an internet web site which offers Internet subscription based load and equipment posting and searching service for the freight trucking business. The Company will gather load and equipment information from subscribers who participate in all segments of the trucking industry: trucking companies, brokers, shippers, freight forwarders, logistical companies, and others, and make that information instantly available through a simple and easy to use Internet based software program.

Results of Operations and Ongoing Entity - The Company is considered to be an
----------------------------------------
ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources - In addition to the stockholder funding capital
-------------------------------
shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on
-------------------------
deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in
-------------------
accordance with generally accepted accounting principles.

Income Taxes - The Company utilizes the asset and liability method to measure
------------
and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments - The Company's financial instruments may
-----------------------------------
include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk - Financial instruments which potentially expose
-----------------------------
the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time the Company has no deposits that are at risk.

2.   Related Party Transactions and Going Concern:
     --------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. No assurances can be given on the Company's success in its operations. The Company has a deficit of $5,930 at September 30, 2004.

The Company's shareholder funds the Company's activities while the Company takes steps to develop in its business plan. The Company has received $9,500 cash in the form of a demand note from an unrelated third party. The demand note does not carry an interest rate.

3.   Accounts Receivable and Customer Deposits:
     -----------------------------------------

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4.   Long-lived Assets - Including Property, Equipment and Intangible assets:
     -----------------------------------------------------------------------

Equipment and certain intangible assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

The Company holds intangible assets which are amortized over a 5 year period.

5.   Use of Estimates:
     ----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

6.   Revenue and Cost Recognition:
     ----------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

7.   Accrued Expenses:
     ----------------

Accrued expenses consist of accrued accounting costs during this stage of the business.

8.   Operating Lease Agreements:
     --------------------------

The Company has no agreements at this time.

9.   Stockholder's Equity:
     --------------------

Common Stock includes 2,500 shares authorized at no par value, of which 2,500 have been issued for the amount of $300. The following describes the shares issued.

On June 30, 2004, the Company issued 2,500 common shares to the sole shareholder for total of $300, or $0.12 per share, in an issuance that the Company believes is exempt from registration with the United States Securities and Exchange Commission.

10.  Required Cash Flow Disclosure for Interest and Taxes Paid:
     ---------------------------------------------------------

The company has paid no amounts for federal income taxes and interest.


11.  Earnings Per Share:
     ------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

12.  Subsequent Event:
     ----------------

Subsequent from the September 30, 2004 financial statements, on October 15, 2004, the Company entered into a Stock Purchase and Share Exchange with Segway III Corp., a New Jersey corporation. This Agreement provides for the acquisition by Segway III Corp. whereby the Company shall become a wholly owned subsidiary of the Segway III Corp. and in connection therewith, the issuance of a total of 20,000,000 shares of Segway III Corp. to the shareholder and cancellation of 3,000,000 shares held by Richard Anslow, the President and principal stockholder Segway III Corp. Such Agreement is conditioned upon the issuance of these audited financial statements for Speedhaul and the transaction shall close upon receipt of such audited financial statements.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Section 14A:3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the NJGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission             $      6.22
registration fee
Transfer Agent Fees (1)                        $  2,500
Accounting fees and expenses (1)               $  2,500
Legal fees and expenses (1)                    $  5,000
Total(1)                                       $ 10,006.22

(1) Estimated

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

On March 1, 2000, we issued 5,000,000 shares to Richard I. Anslow for cash consideration Of $500 and for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Richard I. Anslow had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction. On December 21, 2004, 3,000,000 shares held by Richard I. Anslow were cancelled in accordance with the Stock Purchase Agreement and Share Exchange with Speedhaul, Inc.

On September 1, 2000, we issued 250,000 shares to Robert Jaclin for cash Consideration of $250 . Such shares were issued in reliance on an exemption fromregistration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Gregg E. Jaclin had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 61,300 shares of our common stock to 41 shareholders at a price per share of $.25 for an aggregate offering price of $17,325. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Carlos Chavevri                      3000
Amod Choudhary                       2000
Scott Burttet                        1000
Lisa Cohen                            400
Scott Costin                         2500
Richard Conti                        1400
Jenny Lynn Crossman                  2000
Patricia Ferrara                     1000
Lester Glaser                        1000
Richard Glaser                       1000
Sally Glaser                         1000
Inge Goldstein                        800
Alvin Goldstein                      4000
Robert Gordon                        2600
Dr. Frank Greenberg                  1000
Kenneth Greenberg                    5000
Robert Jaclin                        1000
Lorin Jaffe                          1000
Magda Jimenez                         800
Kessler Business Associates          1400
Joseph and Dianne Kocienda           1000
Mark Kulkowitz                        400
Alex Lichtman                        2500
Max Lichmtan                         2500
Harris Millman                       1000
James Neebling                       2000

Brett Pessel                         1400
April Rauschman                      2000
Robert Ramirez                       1400
Scott Rhodes                          800
Victor Rones                         1000
Paul Roseman                         1000
Shirley Ryan                         1000
Scott Schiffman                      1000
Kenneth Speigeland                   2000
Neal Studd                            400
Janice Thorn                         1000
Verse Thompson                       1000
TP Electronic Filings (1)            1200
Kirk T. Trauger                      2000
Kristina L. Trauger                   800


The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On December 21, 2004, we issued 20,000,000 shares to Andrew Norins for all of his shares of Speedhaul, Inc. in accordance the terms of that certain Stock Purchase Agreement and Share Exchange between us and Speedhaul, Inc. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Andrew Norins had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

3.1      Articles of Incorporation and Amendments *
3.2      By-Laws*
5.1      Opinion of Anslow & Jaclin, LLP
10.1     Stock Purchase Agreement and Share Exchange**
21.      Subsidiary
23.1     Consent of Gately & Associates, LLP

* Filed with the Form 10-SB filed with the SEC on April 12, 2000.

** Filed with the Form 8-K filed with the SEC on December 23, 2004.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Monroe, State of New Jersey on December 30, 2004.



                     By: /s/ Andrew Norins
                     ---------------------------------
                             Andrew Norins
                             President, Chief Executive Officer,
                             Chief Financial Officer


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrew Norins, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



By: /s/ Andrew Norins      President, Chief Executive Officer,   Dated:  December 30, 2004
------------------------   Chief Financial Officer
        Andrew Norins
